Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the filing of this Amendment No. 1 to the Annual Report on Form 10-K for the year ended March 31, 2011 (the “Report”) by Arcadia Resources, Inc. (the “Company”), Marvin Richardson, as the Chief Executive Officer and President, and Matthew Middendorf, as the Chief Financial Officer, each hereby certify pursuant to 18 U.S.C. Section 1350, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934.

/s/ Marvin Richardson
Marvin Richardson
Chief Executive Officer and President

/s/ Matthew Middendorf
Matthew Middendorf
Chief Financial Officer
Date: June 30, 2011